Exhibit 99.1

FOR IMMEDIATE RELEASE

Earthstone Energy, Inc. Reports Fourth Quarter and Full Year 2014 Results

Houston, Texas, March 27, 2015 – Earthstone Energy, Inc. (NYSE MKT: ESTE) (“Earthstone” or the “Company”), today announced financial and operating results for the three and twelve month periods ended December 31, 2014.

Recent Transactions – Basis of Reporting

On December 19, 2014, the Company completed a strategic combination with Oak Valley Resources, LLC (“Oak Valley”), which resulted in a change of control, and concurrently acquired additional interests in an existing Eagle Ford development project located in Fayette and Gonzales Counties, Texas. The Company’s property portfolio now includes activities in the Eagle Ford trend of south Texas and in the Williston Basin, including both North Dakota and Montana. The strategic combination has been accounted for as a reverse acquisition whereby the subsidiaries of Oak Valley are considered the acquirer for accounting and reporting purposes. Accordingly, all historical information provided in this release and in Earthstone’s 2014 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission is that of Oak Valley, with the Earthstone and the Eagle Ford transactions treated as acquisitions on December 19, 2014. Additionally, the Company adopted Oak Valley’s fiscal year-end of December 31.

Full Year 2014 Highlights Compared to Full Year 2013

•	Average daily production of 2,416 Boepd, a 20% increase;
•	Oil, natural gas, and NGL sales of $47.6 million, a 61% increase;
•	Adjusted EBITDAX(1) of $28.5 million, a 121% increase; and
•	PV-10(1) of $344.8 million, a 175% increase.

Fourth Quarter 2014 Highlights Compared to Fourth Quarter 2013

•	Average daily production of 2,760 Boepd, a 29% increase;
•	Oil, natural gas, and NGL sales of $12.0 million, 32% increase; and
•	Adjusted EBITDAX(1) of $7.3 million, a 79% increase.
(1)	See “Reconciliation of Non-GAAP Financials Measures” section below.

2014 Year-End Proved Reserves

SEC rules require that the reserve calculations utilize the unweighted average price on the first day of the month for the prior twelve-month period.  Oil, natural gas, and natural gas liquids prices used for our 2014 year-end reserve report, prior to adjusting for quality and basis differentials, were $94.99 per barrel, $4.309 per MMBtu (million British Thermal units), and $30.19 per barrel, respectively. The following table indicates estimated proved reserves by category as of December 31, 2014.

	Oil	Gas	NGL	Total	PV-10
Reserve Category	(MMBbls)	(Bcf)	(MMBbls)	(MMBOE)	($mm)
Proved Developed	6.1	16.2	1.0	9.8	235.4
Proved Undeveloped	7.7	22.4	1.0	12.4	109.4
Total	13.8	38.6	2.0	22.2	344.8

Note: PV-10 is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” section below.

Selected Financial Data

	Three Months Ended December 31,			Years Ended December 31,
	2014	2013	Change	2014	2013	Change
Total Revenue	12,108	9,124	33%	47,994	29,943	60%
Net Loss	(37,318)	(12,854)		(28,834)	(19,875)
Earnings Per Share (Diluted)	(3.83)	(1.41)		(3.11)	(2.18)
Adjusted EBITDAX(1)	7,336	4,101	79%	28,455	12,894	121%

Production:
Oil (MBbls)	141	64	121%	403	163	147%
Gas (MMcf)	487	616	(21%)	2,132	2,635	(19%)
NGL (MBbls)	32	31	3%	124	134	(8%)
Total (MBOE)	254	197	29%	882	737	20%
Total daily production (BOEPD)	2,760	2,142	29%	2,416	2,019	20%

Average prices:
Including realized derivatives settlements:
Oil ($/Bbl)	78.22	96.60	(19%)	88.76	99.02	(10%)
Gas ($/Mcf)	4.26	3.88	10%	4.29	3.77	14%
NGL ($/Bbl)	20.97	30.57	(31%)	28.29	28.88	(2%)
Total ($/BOE)	54.19	48.15	13%	54.87	40.69	35%
Excluding realized derivatives settlements:
Oil ($/Bbl)	67.05	92.43	(27%)	86.29	98.32	(12%)
Gas ($/Mcf)	3.91	3.70	6%	4.39	3.69	19%
NGL ($/Bbl)	20.97	30.57	(31%)	28.29	28.88	(2%)
Total ($/BOE)	47.33	46.22	2%	53.99	40.22	34%

(1)

See “Reconciliation of Non-GAAP Financials Measures” section below.
Note: Net loss includes $22.1 million of deferred income tax expense resulting from the strategic combination and $19.4 million of impairment expense, both of which are non-cash charges.
Please see our annual report on Form 10-K for the year ended December 31, 2014 for further information.

Management Comments

Frank A. Lodzinski, President and Chief Executive Officer of Earthstone Energy, Inc., commented, “Our senior management team has re-entered the public markets for the fourth time with our December 2014 strategic combination with Earthstone, and despite the current price environment, we look forward to achieving profitable growth. We are pleased with our accomplishments to-date.   In just two short years since we acquired and recapitalized Oak Valley, we have assembled a significant reserve and production position. We achieved this growth, as we have in prior public entities, through a combination of development drilling, asset acquisitions and corporate M&A activities. Our goals are to continue this significant progress with continued development of our current assets, expansion of additional acreage positions, and acquisitions. In addition, we will continue to pursue Corporate M&A opportunities. We intend to pursue such opportunities aggressively but prudently.”

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented independent oil and gas exploration and production company engaged in the development and acquisition of oil and gas reserves through an active and diversified program that includes the acquisition, drilling and development of undeveloped leases, and purchases of reserves and exploration activities, with its current primary assets located in the Eagle Ford trend of south Texas and in the Williston Basin of North Dakota and Montana. Earthstone is traded on NYSE MKT under the symbol “ESTE.” Information on Earthstone can be found at www.earthstoneenergy.com. Our corporate headquarters is located in The Woodlands, Texas. We also have an operating office in Denver, Colorado.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, expansion of production and development acreage, increased cash flow, earnings and assets and access to capital. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the risks of the oil and gas industry (for example, the recent rapid, significant decline in oil prices and operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits); the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future oil and gas prices, production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; inability of management to execute its plans to meet its goals; unavailability of gathering systems, pipelines and processing facilities; and the possibility that government policies may change. Earthstone’s annual report on Form 10-K for the year ended December 31, 2014, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact:

Neil K. Cohen

Vice President, Finance, and Treasurer

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246

EARTHSTONE ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31,
ASSETS	2014	2013
Current assets:
Cash and cash equivalents	$100,447	$25,423
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	14,016	8,122
Joint interest billings and other	9,417	7,541
Current derivative assets	3,569	154
Prepaid expenses and other current assets	1,578	122
Total current assets	129,027	41,362

Oil and gas properties, successful efforts method:
Proved properties	317,006	184,075
Unproved properties	76,791	43,011
Total oil and gas properties	393,797	227,086

Accumulated depreciation, depletion, and amortization	(97,920)	(79,789)
Net oil and gas properties	295,877	147,297

Other noncurrent assets:
Goodwill	22,992	—
Office and other equipment, less accumulated depreciation of $474 and $191, respectively	2,109	560
Land	101	101
Other noncurrent assets	1,282	538
TOTAL ASSETS	$451,388	$189,858
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$28,753	$7,428
Accrued expenses	20,529	5,768
Revenues and royalties payable	17,364	10,184
Advances	21,398	3,520
Current derivative liabilities	—	172
Asset retirement obligations	408	70
Total current liabilities	88,452	27,142

Noncurrent liabilities:
Noncurrent derivative liabilities	—	28
Long-term debt	11,191	10,825
Asset retirement obligations	5,670	2,941
Deferred tax liability	29,258	—
Other noncurrent liabilities	289	—
Total noncurrent liabilities	46,408	13,794

Total liabilities	134,860	40,936

Commitments and Contingencies (Note 11)

Equity:
Members' equity	—	148,922
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; 13,835,128 shares issued and outstanding in 2014 and none in 2013	14	—
Additional paid-in capital	358,086	—
Accumulated deficit	(41,112)	—
Treasury stock, 15,414 shares in 2014 and none in 2013	(460)	—
Total equity	316,528	148,922

TOTAL LIABILITIES AND EQUITY	$451,388	$189,858

EARTHSTONE ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Years Ended December 31,
	2014	2013	2012
REVENUES
Oil, natural gas, and natural gas liquids revenues:
Oil	$34,734	$16,038	$8,679
Natural gas	9,367	9,714	6,064
Natural gas liquids	3,510	3,882	2,348
Total oil, natural gas, and natural gas liquids revenues	47,611	29,634	17,091
Gathering income	383	430	419
(Loss) gain on sale of oil and gas properties	—	(121)	4,785
Total revenues	47,994	29,943	22,295

OPERATING COSTS AND EXPENSES
Production costs:
Lease operating expense	10,122	8,426	6,211
Severance taxes	2,002	1,225	608
Re-engineering and workovers	708	342	570
Impairment expense	19,359	12,298	52,475
Depreciation, depletion, and amortization	18,414	17,111	12,191
Exploration expense	111	2,490	57
General and administrative expense	7,864	7,751	3,280
Total operating costs and expenses	58,580	49,643	75,392

Loss from operations	(10,586)	(19,700)	(53,097)

OTHER INCOME (EXPENSE)
Interest expense, net	(597)	(487)	(273)
Net gain on derivative contracts	4,392	296	—
Other income, net	62	16	49
Total other income (expense)	3,857	(175)	(224)

Loss before income taxes	(6,729)	(19,875)	(53,321)

Income tax expense	22,105	—	—

Net loss	$(28,834)	$(19,875)	$(53,321)

Net loss per common share:
Basic	$(3.11)	$(2.18)	$(5.84)
Diluted	$(3.11)	$(2.18)	$(5.84)

Weighted average common shares outstanding:
Basic	9,279,324	9,124,452	9,124,452
Diluted	9,279,324	9,124,452	9,124,452

EARTHSTONE ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2014	2013	2012
Cash flows from operating activities:
Net loss	$(28,834)	$(19,875)	$(53,321)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, and amortization	18,414	17,111	12,191
Impairment of proved and unproved oil and gas properties	19,359	12,298	52,475
Unrealized (gain) loss on derivative contracts	(3,614)	45	—
Dry hole costs	—	2,096	57
Loss (gain) on sales of oil and gas properties	—	121	(4,785)
Accretion of asset retirement obligations	317	217	179
Deferred income taxes	22,105	—	—
Amortization of deferred financing costs	164	103	48
Settlement of asset retirement obligations	(56)	—	—
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(5,305)	(12,141)	1,202
(Increase) decrease in prepaid expenses and other	(194)	(81)	89
Increase in accounts payable and accrued expenses	28,408	2,171	6,762
Increase in revenue and royalties payable	7,099	9,698	88
Increase in advances	17,925	3,520	—
Net cash provided by operating activities	75,788	15,283	14,985

Cash flows from investing activities:
Acquisitions of proved and unproved property	(18,772)	(86,687)	—
Additions to oil and gas property and equipment	(83,041)	(31,162)	(39,433)
Additions to other property and equipment	(1,385)	(678)	(97)
Reverse acquisition with Oak Valley, net of cash	(4,239)	—	—
Insurance proceeds	—	923	—
Proceeds from sales of oil and gas properties	—	488	9,976
Net cash used in investing activities	(107,437)	(117,116)	(29,554)

Cash flows from financing activities:
Issuance of long-term debt	11,191	—	10,825
Reduction of long-term debt	(10,825)	—	(5,192)
Deferred financing costs	(613)	(425)	(20)
Contributions, net of issuance costs	106,920	107,530	24,790
Distributions	—	—	(1,187)
Net cash provided by financing activities	106,673	107,105	29,216

Net increase in cash and cash equivalents	75,024	5,272	14,647
Cash and cash equivalents at beginning of period	25,423	20,151	5,504

Cash and cash equivalents at end of period	$100,447	$25,423	$20,151

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$493	$375	$238
Non-cash investing and financing activities:
Asset retirement obligations	$237	$1,033	$66

Stock issued for 2014 Eagle Ford Acquisition Properties	$56,425	$—	$—

Earthstone Energy, Inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited

I. PV-10

PV-10 is derived from the Standardized Measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure.  PV-10 is a computation of the Standardized Measure on a pre-tax basis.  PV-10 is equal to the Standardized Measure at the applicable date, before deducting future income taxes, discounted at 10%.  We believe that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to our estimated net proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of our oil and natural gas properties.  Further, investors may utilize the measure as a basis for comparison of the relative size and value of our reserves to other companies.  We use this measure when assessing the potential return on investment related to our oil and natural gas properties.  PV-10, however, is not a substitute for the Standardized Measure.  Our PV-10 measure and the Standardized Measure do not purport to present the fair value of our oil and natural gas reserves.

The following table provides a reconciliation of PV-10 of our proved properties to the Standardized Measure (in thousands):

	Years Ended December 31,
	2014	2013
Present value of estimated future net revenues (PV-10)	$344,800	$125,357
Future income taxes, discounted at 10%(1)	(88,944)	–
Standardized measure of discounted future net revenues	$255,856	$125,357

(1)

As a result of the strategic combination, all historical financial information is that of Oak Valley and its subsidiaries.  Oak Valley is a partnership for federal tax purposes and is not subject to federal income taxes or state or local income taxes that follow the federal treatment, and therefore Oak Valley did not pay or accrue for such taxes in 2013. Pursuant to the strategic combination, OVR’s subsidiaries have become subsidiaries of Earthstone Energy, Inc., which is a taxable entity; as such, estimated tax expense was included in the Standardized Measure for December 31, 2014.

II. Adjusted EBITDAX

Adjusted EBITDAX is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis.  It is also used to assess our ability to incur and service debt and fund capital expenditures.  We define “Adjusted EBITDAX” as net income (loss) plus (1) (gain) loss on sale of assets; (2) accretion; (3) impairment expense; (4) depletion, depreciation, and amortization; (5) exploration expense; (6) interest expense; (7) interest income; (8) unrealized (gain) loss on derivatives; and (9) income tax expense (benefit).

Our Adjusted EBITDAX should not be considered an alternative to net income (loss), operating income (loss), cash flow provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Our Adjusted EBITDAX may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDAX in the same manner.

The following table provides a reconciliation of net income to Adjusted EBITDAX for the periods indicated:

	Years Ended December 31,
	2014	2013
Net loss	$(28,834)	$(19,875)
Loss on sale of assets	–	121
Accretion	317	217
Impairment expense	19,359	12,298
Depletion, depreciation, and amortization	18,414	17,111
Exploration expense	111	2,490
Interest expense	606	487
Interest income	(9)	–
Unrealized (gain) loss on derivative contracts	(3,614)	45
Income tax expense (benefit)	22,105	–
Adjusted EBITDAX	$28,455	$12,894

	Three Months Ended
	December 31,
	2014	2013
Net (loss)	$(37,318)	$(12,854)
Loss on sale of assets	–	67
Accretion	88	81
Impairment expense	19,359	12,253
Depletion, depreciation, and amortization	5,383	3,214
Exploration expense	28	823
Interest expense	160	153
Interest income	(10)	–
Unrealized (gain) loss on derivative contracts	(2,459)	364
Income tax expense (benefit)	22,105	–
Adjusted EBITDAX	$7,336	$4,101